Exhibit 99.1

FelCor Lodging Trust Incorporated 545 E. John Carpenter Freeway, Suite 1300 Irving, Texas 75062-3933 P 972.444.4900 F 972.444.4949 www.felcor.com NYSE: FCH
For Immediate Release:
FELCOR’S FFO PER SHARE INCREASES 104%
• Common Dividend Increased to $0.20 Per Share
     IRVING, Texas...May 9, 2006 - FelCor Lodging Trust Incorporated (NYSE: FCH), one of the nation’s largest hotel real estate investment trusts (REITs), today reported operating results for the first quarter ended March 31, 2006.
First Quarter Results:
•	Revenue Per Available Room (“RevPAR”) increased 15.0 percent, compared to the same period in 2005. Average Daily Rate (“ADR”) increased 8.6 percent.

•	Hotel Earnings Before Interest, Taxes, Depreciation and Amortization (“Hotel EBITDA”) increased to $86.0 million, compared to $65.5 million in the prior year quarter, an increase of 31.2 percent. Hotel EBITDA margin was 27.6 percent, representing a 321 basis point improvement to the prior year first quarter Hotel EBITDA margin of 24.4 percent.

•	Adjusted Funds From Operations (“FFO”) was $32.0 million, a $16.3 million increase from the prior year period. Adjusted FFO per share increased to $0.51, compared to $0.25 in the prior year quarter, an increase of 104 percent.

•	Same-Store EBITDA increased by $19.3 million, to $75.8 million, or 34.2 percent to prior year. Adjusted EBITDA increased $13.9 million, to $75.9 million, or 22.4 percent to prior year.

•	Net income was $10 million, compared to a net loss of $8 million in the first quarter of 2005. Net income applicable to common stockholders was $0.2 million, compared to a net loss applicable to common stockholders of $18.1 million, or $0.30 per share, in the first quarter of 2005.

•	Based on these strong first quarter results, we have increased our dividend to $0.20 per share, effective the second quarter 2006.
     Included in the first quarter Adjusted EBITDA, Adjusted FFO and net income applicable to common stockholders for 2006 are business interruption insurance proceeds aggregating $3.2 million, related to 2005 hurricane losses, which was included in our original guidance. Excluded from first quarter Adjusted EBITDA and Adjusted FFO is $1 million loss on sale of hotels and $1 million in expense from the early retirement of debt.
First Quarter Highlights:
     During the first quarter, we sold eight non-strategic hotels for gross proceeds of $163 million, and retired net indebtedness totaling $180 million using proceeds from hotel sales and excess cash. Subsequent to the end of the quarter, we sold two additional non-strategic hotels for gross proceeds of $63 million.
     RevPAR growth was strong across the entire portfolio as a result of a strong increase in ADR for both the transient and group segments as well as an increase in occupancy.
     RevPAR increased by double digits in nearly all of our key markets. Markets with the highest RevPAR gains for the quarter were San Francisco, Chicago, Dallas and New Orleans, all with RevPAR increases of more than 20 percent and Southern Florida had a RevPAR increase of nearly 20 percent.

FelCor Lodging Trust First Quarter 2006 Operating Results
May 9, 2006

     Our improved RevPAR performance contributed to a 321 basis point improvement in our Hotel EBITDA margin for the quarter, of which 50 basis points is attributed to business interruption proceeds from 2005 hurricanes.
     Market share for our consolidated hotels increased during the first quarter compared to prior year against their respective competitive set. On average, our Hilton, InterContinental Hotels Group and Starwood managed hotels improved market share for the quarter.
     “Our renewed focus on asset management, our portfolio repositioning program and capital improvements are showing up in strong operating results. We anticipate that we will continue to outperform the industry as we complete these initiatives,” said Richard A. Smith, FelCor’s President and Chief Executive Officer. “Based on our strong first quarter performance, we are pleased to announce an increase in our common dividend to $0.20 per share, starting with second quarter 2006.”
Capital Structure:
     At March 31, 2006, we had $1.5 billion of consolidated debt outstanding with a weighted average life of five years, compared to $1.8 billion outstanding at March 31, 2005. Our cash and cash equivalents totaled approximately $76 million at the end of the first quarter 2006.
     In January, we retired our $225 million unsecured term loan facility and established a new $125 million unsecured line of credit. In April 2006, we retired an additional $27 million of secured indebtedness and repaid our line of credit balance.
     In April, Moody’s Investors Service upgraded our corporate rating from B1 to Ba3. As a result, the interest rate on our $300 million of Senior Notes due 2011 was reduced by 50 basis points to 8.5 percent, resulting in an annual interest rate savings of $1.5 million.
     “We are pleased with the Moody’s upgrade. Not only does it reduce our cost of capital, but it is a testament to our recent performance and strategic initiatives,” said Andrew J. Welch, FelCor’s Executive Vice President and Chief Financial Officer.
Hotel Dispositions:
     In conjunction with the agreement with InterContinental Hotels to amend our management contracts, we announced that 38 hotels are expected to be sold for proceeds of between $500 and $550 million. The proceeds from these asset sales will be used to pay down $400 million of indebtedness with the balance used to fund a portion of our renovation program. To date, we have sold 13 hotels for $241 million. Gross proceeds from the remaining 25 hotels are expected to be approximately $260 to $310 million.
Other Highlights:
     Improvements and additions to consolidated hotels for the first quarter were $35 million. Capital expenditures, including our pro rata share of joint ventures, totaled $39 million.
     In the first quarter of 2006, we declared a common dividend of $0.15 per share and declared first quarter dividends on our Series A and Series C preferred stock, which were paid on May 1, 2006.

FelCor Lodging Trust First Quarter 2006 Operating Results
May 9, 2006

2006 Guidance:
     We anticipate that during 2006, RevPAR will increase between 8 and 10 percent for the consolidated hotels, with the majority of the increase attributable to gains in ADR. RevPAR during the second quarter is expected to increase between 7 and 9 percent to prior year. Based on these expectations, we currently anticipate:
•	Adjusted EBITDA to be between $287 and $292 million for the full year and between $81 and $83 million for the second quarter;

•	Adjusted FFO per share to be between $1.90 and $1.98 for the full year, and to be between $0.63 and $0.66 for the second quarter;

•	Hotel EBITDA margin to increase at least 150 basis points for the year; and

•	Capital expenditures to remain consistent with our previous guidance of between $175 and $200 million for the full year.
     Adjusted EBITDA guidance for 2006 has been reduced by $3 million for the two hotels sold in April, which was not assumed in our previous guidance.
     There are no further asset sales assumed in our guidance. We will adjust our quarterly guidance as asset sales occur. Consequently, we are assuming no further debt reduction, beyond what has occurred to date.
     EBITDA, Adjusted EBITDA, Same-Store EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO and Adjusted FFO are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 8 for a reconciliation of each of these measures to our net income and for information regarding the use, limitations and importance of these non-GAAP financial measures.
     We have published our First Quarter 2006 Supplemental Information, which provides additional corporate data, financial highlights and portfolio statistical data for the quarter ended March 31, 2006. Investors are encouraged to access the Supplemental Information on our Web site at www.felcor.com, on the Investor Relations page in the “Financial Reports” section. The Supplemental Information also will be furnished upon request. Requests may be made by e-mail to information@felcor.com or by writing to the Vice President of Investor Relations, FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas, 75062.
     FelCor is one of the nation’s largest hotel REITs and the nation’s largest owner of full service, all-suite hotels. FelCor’s portfolio is comprised of 115 consolidated hotels, located in 28 states and Canada. FelCor’s portfolio includes 65 upper upscale, all-suite hotels, and FelCor is the largest owner of Embassy Suites Hotels® and Doubletree Guest Suites® hotels. FelCor’s hotels are flagged under global brands such as Embassy Suites Hotels, Doubletree®, Hilton®, Sheraton®, Westin®, and Holiday Inn®. FelCor has a current market capitalization of approximately $3.3 billion. Additional information can be found on the Company’s Web site at www.felcor.com.

FelCor Lodging Trust First Quarter 2006 Operating Results
May 9, 2006

     We invite you to listen to our First Quarter 2006 Conference Call on Wednesday, May 10, 2006, at 10:00 a.m. (Central Daylight Time). The conference call will be Web cast simultaneously via FelCor’s Web site at www.felcor.com. Interested investors and other parties who wish to access the call should go to FelCor’s Web site and click on the conference call microphone icon on either the “Investor Relations” or “FelCor News” pages. A phone replay will be available from Wednesday, May 10, 2006, at 12:00 p.m. (Central Daylight Time), through Friday, June 2, 2006, at 7:00 p.m. (Central Daylight Savings Time), by dialing 866-631-6911 (access code is 9385#). A recording of the call also will be archived and available at www.felcor.com.
     With the exception of historical information, the matters discussed in this news release include “forward looking statements” within the meaning of the federal securities laws. Forward looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those currently anticipated. General economic conditions, including the anticipated continuation of the current economic recovery, the impact of U.S. military involvement in the Middle East and elsewhere, future acts of terrorism, the impact on the travel industry of increased fuel prices and security precautions, the impact that the bankruptcy of additional major air carriers may have on our revenues and receivables, the availability of capital, the ability to effect sales of non-strategic hotels at anticipated prices, and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.
Contact:
Stephen A. Schafer, Vice President of Investor Relations   (972) 444-4912 sschafer@felcor.com
Monica L. Hildebrand, Vice President of Communications (972) 444-4917 mhildebrand@felcor.com

FelCor Lodging Trust First Quarter 2006 Operating Results
May 9, 2006

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2006	2005
Revenues:
Hotel operating revenue	$311,876	$268,985
Retail space rental and other revenue	134	156

Total revenues	312,010	269,141

Expenses:
Hotel departmental expenses	102,410	92,146
Other property operating costs	89,085	79,999
Management and franchise fees	16,569	13,321
Taxes, insurance and lease expense	30,631	29,224
Corporate expenses	5,804	4,540
Depreciation	27,351	26,922

Total operating expenses	271,850	246,152

Operating income	40,160	22,989
Interest expense, net	(30,834)	(31,869)
Charge-off of deferred financing costs	(667)	—

Income (loss) from continuing operations before equity in income of unconsolidated entities and minority interests	8,659	(8,880)
Equity in income from unconsolidated entities	1,948	1,131
Minority interests	150	917

Income (loss) from continuing operations	10,757	(6,832)
Discontinued operations	(905)	(1,182)

Net income (loss)	9,852	(8,014)
Preferred dividends	(9,678)	(10,091)

Net income (loss) applicable to common stockholders	$174	$(18,105)

Basic and diluted earnings (loss) per common share data:
Net earnings (loss) from continuing operations	$0.02	$(0.28)

Net earnings (loss)	$—	$(0.30)

Basic weighted average common shares outstanding	59,660	59,416

Diluted weighted average common shares outstanding	59,976	59,416

FelCor Lodging Trust First Quarter 2006 Operating Results
May 9, 2006

Discontinued Operations
(in thousands)
     Included in discontinued operations are the results of operations through the date of disposition, of eight hotels sold in the first quarter of 2006 and 19 hotels sold or otherwise disposed of in 2005. Condensed financial information for the hotels included in discontinued operations is as follows:

	Three Months Ended
	March 31,
	2006	2005
Operating revenue	$3,398	$34,016
Operating expenses	3,267	33,343

Operating income	131	673
Direct interest costs, net	1	(1,371)
Impairment loss	—	(559)
Gain (loss) on sale of depreciable assets	(1,077)	20
Minority interests	40	55

Loss from discontinued operations	(905)	(1,182)
Depreciation	—	3,574
Minority interest in FelCor LP	(40)	(55)
Interest expense	(1)	1,374

EBITDA from discontinued operations	(946)	3,711
Gain (loss) on sale of assets	1,077	(20)
Impairment loss	—	559
Asset disposition costs	—	1,300

Adjusted EBITDA from discontinued operations	$131	$5,550

Selected Balance Sheet Data
(in thousands)

	March 31	December 31
	2006	2005
Investment in hotels	$3,161,468	$3,341,881
Accumulated depreciation	(731,277)	(754,502)

Investments in hotels, net of accumulated depreciation	$2,430,191	$2,587,379

Total cash and cash equivalents	$75,796	$94,564

Total assets	$2,757,537	$2,919,093

Total debt	$1,500,266	$1,675,280

Total stockholders’ equity	$1,028,462	$1,031,793

     At March 31, 2006, we had an aggregate of 60,922,271 shares of FelCor common stock and 2,355,016 units of FelCor LP limited partnership interest outstanding.

FelCor Lodging Trust First Quarter 2006 Operating Results
May 9, 2006

Debt Summary
(dollars in thousands)

	Encumbered	Interest Rate at	Maturity	Consolidated Debt
	Hotels	March 31, 2006	Date	at March 31, 2006
Promissory note	none	LIBOR (L) + 2.00	June 2016	$650
Senior unsecured term notes	none	7.63	October 2007	123,591
Senior unsecured term notes	none	9.00	June 2011	298,723
Line of credit(a)	none	L + 2.00	January 2009	45,000
Senior unsecured term notes	none	L + 4.25	June 2011	190,000
Senior unsecured term notes(b)	none	7.80	June 2011	100,000

Total unsecured debt				757,964

Mortgage debt	9 hotels	6.52	July 2009 - 2014	103,629
Mortgage debt(c)	8 hotels	L + 2.50	May 2007	116,996
Mortgage debt	7 hotels	7.32	March 2009	126,678
Mortgage debt	4 hotels	7.55	June 2009	41,370
Mortgage debt	8 hotels	8.70	May 2010	171,788
Mortgage debt	7 hotels	8.73	May 2010	132,485
Mortgage debt	1 hotel	L + 2.85	August 2008	15,500
Mortgage debt	1 hotel	7.91	December 2007	10,388
Other	1 hotel	9.17	August 2011	5,031
Construction loan(d)	—	L + 2.25	August 2007	18,437

Total secured debt	46 hotels			742,302

				$1,500,266

	April 2006 debt reduction from asset sale proceeds			$(72,301)

(a)	Our line of credit has a borrowing capacity of $125 million. The $45 million outstanding at March 31, 2006 was repaid in April 2006 from asset sale proceeds.

(b)	We have swapped $100 million of floating rate debt, at L + 4.25 percent, for a fixed rate of 7.80 percent. This interest rate swap expires in December 2007.

(c)	This debt has a one-year extension option, subject to certain contingencies. In April 2006, we repaid $27.3 million of this debt from asset sale proceeds. The interest rate on the remaining $89.7 million is L + 1.25 percent.

(d)	We have a $69.8 million recourse construction loan facility for the development of a 184-unit condominium project in Myrtle Beach, South Carolina. The interest on this facility is currently based on L + 225 basis points and is being capitalized as part of the cost of the project. The interest rate may be reduced to L + 200 basis points when the project is 55 percent complete and upon satisfaction of certain other requirements.

Weighted average interest rate at March 31, 2006	8.12%
Fixed interest rate debt to total debt	77.7%
Weighted average maturity of debt	5 years
Secured debt to total assets	26.9%

FelCor Lodging Trust First Quarter 2006 Operating Results
May 9, 2006

Preferred Stock
(dollars in thousands)

Liquidation Value at
March 31, 2006
Series A Cumulative Convertible Preferred Stock	$322,011
Series C Cumulative Redeemable Preferred Stock	$169,950
Non-GAAP Financial Measures
     We refer in this release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and of the limitations upon such measures.
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
(in thousands, except per share and unit data)

	Three Months Ended March 31,
	2006			2005
			Per Share			Per Share
	Dollars	Shares	Amount	Dollars	Shares	Amount
Net income (loss)	$9,852			$(8,014)
Preferred dividends	(9,678)			(10,091)

Net income (loss) applicable to common stockholders	174	59,976	$—	(18,105)	59,416	$(0.30)
Depreciation from continuing operations	27,351	—	0.46	26,922	—	0.45
Depreciation from unconsolidated entities and discontinued operations	2,723	—	0.05	5,839	—	0.10
Loss (gain) on sale of depreciable assets	1,077	—	0.02	(20)	—	—
Minority interest in FelCor LP	8	2,663	(0.03)	(843)	2,788	(0.03)
Conversion of options and unvested restricted stock	—	—	—	—	421	—

FFO	31,333	62,639	0.50	13,793	62,625	$0.22
Charge-off of deferred financing costs	667	—	0.01	—	—	—
Abandoned projects	—	—	—	1,300	—	0.02
Impairment loss on discontinued operations	—	—	—	559	—	0.01

Adjusted FFO	$32,000	62,639	$0.51	$15,652	62,625	$0.25

FelCor Lodging Trust First Quarter 2006 Operating Results
May 9, 2006

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Same-Store EBITDA
(in thousands)

	Three Months Ended
	March 31,
	2006	2005
Net income (loss)	$9,852	$(8,014)
Depreciation from continuing operations	27,351	26,922
Depreciation from unconsolidated entities and discontinued operations	2,723	5,839
Minority interest in FelCor Lodging LP	8	(843)
Interest expense	31,629	32,510
Interest expense from unconsolidated entities and discontinued operations	1,596	3,152
Amortization expense	990	597

EBITDA	74,149	60,163
Charge-off of deferred financing costs	667	—
Impairment loss on discontinued operations	—	559
Asset disposition costs	—	1,300
Gain (loss) on sale of depreciable assets	1,077	(20)

Adjusted EBITDA	75,893	62,002
Adjusted EBITDA from discontinued operations	(131)	(5,550)

Same-Store EBITDA	$75,762	$56,452

Reconciliation of Adjusted EBITDA to Hotel EBITDA
(in thousands)

	Three Months Ended
	March 31,
	2006	2005
Adjusted EBITDA	$75,893	$62,002
Retail space rental and other revenue	(134)	(156)
Adjusted EBITDA from discontinued operations	(131)	(5,550)
Equity in income from unconsolidated entities (excluding interest and depreciation expense)	(6,699)	(5,793)
Minority interest in other partnerships (excluding interest and depreciation expense)	233	490
Consolidated hotel lease expense	14,333	12,665
Unconsolidated taxes, insurance and lease expense	(1,553)	(1,455)
Interest income	(794)	(641)
Corporate expenses (excluding amortization expense)	4,813	3,943

Hotel EBITDA	$85,961	$65,505

FelCor Lodging Trust First Quarter 2006 Operating Results
May 9, 2006

Reconciliation of Net Income (Loss) to Hotel EBITDA
(in thousands)

	Three Months Ended
	March 31,
	2006	2005
Net income (loss)	$9,852	$(8,014)
Discontinued operations	905	1,182
Equity in income from unconsolidated entities	(1,948)	(1,131)
Minority interest	(150)	(917)
Consolidated hotel lease expense	14,333	12,665
Unconsolidated taxes, insurance and lease expense	(1,553)	(1,455)
Interest expense, net	30,834	31,869
Charge-off of deferred financing costs	667	—
Corporate expenses	5,804	4,540
Depreciation	27,351	26,922
Retail space rental and other revenue	(134)	(156)

Hotel EBITDA	$85,961	$65,505

Hotel EBITDA and Hotel EBITDA Margin
(dollars in thousands)

	Three Months Ended
	March 31,
	2006	2005
Total revenue	$312,010	$269,141
Retail space rental and other revenue	(134)	(156)

Hotel operating revenue	311,876	268,985
Hotel operating expenses	(225,915)	(203,480)

Hotel EBITDA	$85,961	$65,505

Hotel EBITDA margin	27.6%	24.4%
Reconciliation of Ratio of Operating Income to Total Revenue to Hotel EBITDA Margin

	Three Months Ended
	March 31,
	2006	2005
Ratio of operating income to total revenue	12.9%	8.5%
Retail space rental and other revenue	—	—
Unconsolidated taxes, insurance and lease expense	(0.6)	(0.5)
Consolidated hotel lease expense	4.6	4.7
Corporate expenses	1.9	1.7
Depreciation	8.8	10.0

Hotel EBITDA margin	27.6%	24.4%

FelCor Lodging Trust First Quarter 2006 Operating Results
May 9, 2006

Hotel Operating Expense Composition
(dollars in thousands)

	Three Months Ended
	March 31,
	2006	2005
Reconciliation of total operating expense to hotel operating expense:
Total operating expenses	$271,850	$246,152
Unconsolidated taxes, insurance and lease expense	1,553	1,455
Consolidated hotel lease expense	(14,333)	(12,665)
Corporate expenses	(5,804)	(4,540)
Depreciation	(27,351)	(26,922)

Hotel operating expenses	$225,915	$203,480

Supplemental information:
Compensation and benefits expense (included in hotel operating expenses)	$93,036	$86,955

Reconciliation of Forecasted Net Income to Forecasted FFO, Adjusted FFO, EBITDA
and Adjusted EBITDA
(in millions, except per share and unit data)

	2nd Quarter 2006 Guidance				Full Year 2006 Guidance
	Low Guidance		High Guidance		Low Guidance		Hgh Guidance
		Per Share		Per Share		Per Share		Per Share
	Dollars	Amount(a)	Dollars	Amount(a)	Dollars	Amount (a)	Dollars	Amount (a)
Net income (b)	$17		$19		$27		$32
Preferred dividends	(10)		(10)		(39)		(39)

Net income (loss) applicable to common stockholders(b)	7	$0.12	9	$0.15	(12)	$(0.20)	(7)	$(0.12)
Loss on sale of assets	—		—		1		1
Depreciation	33		33		131		131
Minority interest in FelCor LP	—		—		(1)		(1)
Preferred A dividends	—		6		—		—

FFO	40	$0.63	48	$0.66	119	$1.89	124	$1.97
Write off loan costs	—		—		1		1

Adjusted FFO	$40	$0.63	$48	$0.66	$120	$1.90	$125	$1.98

Net income(b)	$17		$19		$27		$32
Depreciation	33		33		131		131
Minority interest in FelCor LP	—		—		(1)		(1)
Interest expense	30		30		124		124
Amortization expense	1		1		4		4

EBITDA	81		83		285		290
Loss on sale of assets	—		—		1		1
Write off loan costs	—		—		1		1

Adjusted EBITDA	$81		$83		$287		$292

(a)	Weighted average shares are 59.7 million. Adding minority interest and unvested restricted stock of 3.4 million shares to weighted average shares, provides the weighted average shares and units of 63.1 million used to compute FFO per share. We have assumed the conversion of our Preferred A stock to common stock on the high end of our second quarter 2006 guidance because it is dilutive. This increases our weighted average shares from 63.1 million to 73.1 million.

(b)	Excludes future gains or losses from asset sales and debt extinguishment.

FelCor Lodging Trust First Quarter 2006 Operating Results
May 9, 2006

     Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, Hotel EBITDA and Hotel EBITDA margin, are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income as a measure of our operating performance.
FFO and EBITDA
     The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.
     EBITDA is a commonly used measure of performance in many industries. We define EBITDA as net income or loss (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.
Adjustments to FFO and EBITDA
     We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, Adjusted EBITDA and Same-Store EBITDA, when combined with GAAP net income, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.
•	Gains and losses related to early extinguishment of debt and interest rate swaps — We exclude gains and losses related to early extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

FelCor Lodging Trust First Quarter 2006 Operating Results
May 9, 2006

•	Impairment losses — We exclude the effect of impairment losses and gains or losses on disposition of assets in computing Adjusted FFO and Adjusted EBITDA because we believe that including these is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, we believe that impairment charges and gains or losses on disposition of assets represent accelerated depreciation, or excess depreciation, and depreciation is excluded from FFO by the NAREIT definition and from EBITDA.

•	Cumulative effect of a change in accounting principle — Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.
     In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of assets because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.
     To derive Same-Store EBITDA, we make the same adjustments to EBITDA as for Adjusted EBITDA and, additionally, exclude EBITDA from discontinued operations and gains and losses from the disposition of non-hotel related assets.
Hotel EBITDA and Hotel EBITDA Margin
     Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the industry and give investors a more complete understanding of the operating results over which our individual hotels and operating managers have direct control. We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures used by us in our financial and operational decision-making. Additionally, these measures facilitate comparisons with other hotel REITs and hotel owners. We present Hotel EBITDA and Hotel EBITDA margin by eliminating corporate-level expenses, depreciation and expenses related to our capital structure. We eliminate corporate-level costs and expenses because we believe property-level results provide investors with supplemental information with respect to the ongoing operating performance of our hotels and the effectiveness of management in running our business on a property-level basis. We eliminate depreciation and amortization, even though they are property-level expenses, because we do not believe that these non-cash expenses, which are based on historical cost accounting for real estate assets and implicitly assume that the value of real estate assets diminish predictably over time, accurately reflect an adjustment in the value of our assets. We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by minority interest expense and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our hotels.

FelCor Lodging Trust First Quarter 2006 Operating Results
May 9, 2006

Use and Limitations of Non-GAAP Measures
     Our management and Board of Directors use FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. Same-Store EBITDA is used to provide investors with supplemental information as to the ongoing operating performance of our hotels without regard to those hotels sold or held for sale at the date of presentation.
     The use of these non-GAAP financial measures has certain limitations. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, Hotel EBITDA and Hotel EBITDA margin, as presented by us, may not be comparable to FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, Hotel EBITDA and Hotel EBITDA margin as calculated by other real estate companies. These measures do not reflect certain expenses that we incurred and will incur, such as depreciation and interest or capital expenditures. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.
     These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. Neither should FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA, Adjusted EBITDA or Same-Store EBITDA be considered as measures of our liquidity or indicative of funds available for our cash needs, including our ability to make cash distributions. FFO per share does not measure, and should not be used as a measure of, amounts that accrue directly to the benefit of stockholders. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, Hotel EBITDA and Hotel EBITDA margin reflect additional ways of viewing our operations that we believe when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on any single financial measure.